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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 5, 2002, (except with respect to the matter discussed in the fourth and fifth paragraphs of Note 1, as to which the date is April 15, 2002), and our report dated April 15, 2002, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-98116, 333-09083, 333-09087, 333-30114, and 333-36890 and on Form S-3 File
Nos. 333-18313 and 333-49306.

                                                 [ARTHUR ANDERSEN LLP signature]

Dallas, Texas
April 15, 2002